UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2022
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2022, Etsy, Inc. (“Etsy” or the “Company”) announced the appointment of Raina Moskowitz, age 39, as Etsy’s Chief Operating Officer, effective March 22, 2022.

Ms. Moskowitz previously served as Etsy’s Chief Operations, Strategy and People Officer since August 2020. Prior to that, she served as Etsy’s Senior Vice President of People, Strategy and Services from April 2018. Before joining Etsy, Ms. Moskowitz spent 13 years at the American Express Company, where she held multiple leadership roles in product, strategy, operations, and marketing, most recently, leading the U.S. Customer Marketing team. Ms. Moskowitz has served on the board of directors of Sprout Social Inc. since December 2020.

Ms. Moskowitz’ service as Etsy’s Chief Operating Officer will continue to be governed by a letter agreement, dated March 5, 2018, between Etsy and Ms. Moskowitz. Pursuant to this letter agreement, Ms. Moskowitz receives a base salary and is eligible to participate in the Company’s employee benefit programs and plans, including the Company’s Management Cash Incentive Plan and the Executive Severance Plan. As part of the annual review of the compensation of Etsy’s executive team, the Compensation Committee of Etsy’s Board of Directors recently approved an annual adjustment to Ms. Moskowitz’ base salary and target bonus consistent with those made for other executive officers of Etsy, and Ms. Moskowitz was granted an annual equity award consistent with the grants to other executive officers of Etsy. There were no other changes to Ms. Moskowitz’ employment arrangements as a result of her appointment as Chief Operating Officer.

Ms. Moskowitz has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Ms. Moskowitz’ letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which was filed as Exhibit 10.1 to Etsy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2020.

A copy of the press release announcing Ms. Moskowitz’ appointment as Chief Operating Officer has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.

On March 22, 2022, Etsy also announced that Kimaria Seymour will be joining Etsy as its Chief Human Resources Officer, with a start date on or about April 26, 2022. A copy of the press release announcing Ms. Seymour's appointment as Chief Human Resources Officer has been filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on March 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Jill Simeone
Jill Simeone
Chief Legal Officer and Corporate Secretary
Dated: March 22, 2022